Exhibit 10.3

SABINE OIL & GAS CORPORATION

2014 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Agreement is made and entered into as of ______________  (the “Date of Grant”) by and between Sabine Oil & Gas Corporation, a New York corporation (the “Company”), and you;

WHEREAS, the Company, in order to induce you to enter into, or to continue to, dedicate your services to the Company and to materially contribute to the success of the Company, agrees to grant you this Restricted Stock award;

WHEREAS, the Company adopted the Sabine Oil & Gas Corporation 2014 Long Term Incentive Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant Restricted Stock awards to certain employees, directors and other service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock award agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the Restricted Stock award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant.  Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award consisting of _______________ shares of Restricted Stock (the “Award”) in accordance with the terms and conditions set forth herein and in the Plan.

2. Escrow of Restricted Stock.  The Company shall evidence the Restricted Stock in the manner that it deems appropriate.  The Company may issue in your name a certificate or certificates representing the Restricted Stock and retain that certificate or those certificates until the restrictions on such Award expire as contemplated in Section 5 of this Agreement or the Award is forfeited as described in Sections 4 and 6 of this Agreement.  If the Company certificates the Restricted Stock, you shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company.  The Company shall hold the Restricted Stock and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Stock are delivered to you, (b) the Restricted Stock is otherwise transferred to you free of restrictions, or (c) the Restricted Stock is canceled and forfeited pursuant to this Agreement.

3. Ownership of Restricted Stock. From and after the Date of Grant, you will be entitled to all the rights of absolute ownership of the Restricted Stock granted under this

Agreement, including the right to vote those shares; provided, however, that any dividends paid by the Company with respect to the Restricted Shares prior to the expiration of the Forfeiture Restrictions (as defined below) shall be held in escrow by the Company and paid to you, if at all, at the time the Forfeiture Restrictions expire on the Restricted Share for which the dividend accrued; provided, further, that in no event shall dividends be settled later than 45 days following the date on which the Forfeiture Restrictions expire with respect to the Restricted Share for which the dividends were accrued.  For purposes of clarity, if the Restricted Shares are forfeited by you pursuant to the terms of this Agreement then you shall also forfeit the dividends, if any, accrued with respect to such forfeited Restricted Shares.  No interest will accrue on the dividends between the declaration and settlement of the dividends.

4. Restrictions; Forfeiture.  The Restricted Stock under the Award is restricted in that it may not be sold, transferred or otherwise alienated or hypothecated until the restrictions enumerated in this Agreement and the Plan are removed or expire as contemplated in Section 5 or 6 of this Agreement.  The Restricted Stock is also restricted in the sense that it may be forfeited to the Company (the “Forfeiture Restrictions”).  You hereby agree that if the Restricted Stock is forfeited, as provided in Section 6, the Company shall have the right to deliver the Restricted Stock to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

5. Expiration of Restrictions and Risk of Forfeiture.  Except as provided in Section 6, the restrictions on the Restricted Stock granted pursuant to this Agreement will expire and the Restricted Stock will become transferable provided that you remain in the employ of, or a service provider to, the Company or its Subsidiaries until the applicable vesting dates set forth in the schedule below (each, a “Vesting Date”).    The Award shall vest based upon the passage of time in accordance with the following schedule:

Portion of Time-Based Restricted Stock to Vest	Vesting Date
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
Total: 100% of Award

6. Termination of Services.

(a) Termination Generally.  Subject to subsections (b) and (c) below, if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those shares of Restricted Stock under the Award for which the restrictions have not lapsed as of the date of such termination shall become null and void and shall be forfeited to the Company.  The Restricted Stock under the Award for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company.

(b) Termination without Cause following a Change in Control. Notwithstanding subsection (a) above, if your service relationship with the Company or any of its Subsidiaries is terminated without “Cause” (as defined below) within 2 years following the occurrence of a Change in Control, all restrictions on all outstanding shares of Restricted Stock will expire and such Restricted Stock will become immediately transferable.

For purposes of this Agreement, “Cause” shall mean: (i) your continued failure to follow reasonable directions of your supervisor, the Chief Executive Officer of the Company, or the Board for a period of thirty (30) days after the Company, your supervisor, the Chief Executive Officer of the Company or the Board has provided written notice to you specifying such directions; provided that the foregoing failure shall not be “Cause” if you in good faith believe that such direction is illegal and promptly so notify the Chief Executive Officer of the Company or the Board, (ii) intentional breaches by you (including breaches due to inaction) of one or more of your material duties or intentional failure to follow reasonable directions of your supervisor, the Chief Executive Officer of the Company, or the Board, in any case as to which written notice has been given; provided that neither an act nor a failure to act on your part shall be considered “intentional” unless you have acted or failed to act with a lack of good faith and with a lack of reasonable belief that your action or failure to act was in the best interest of the Company, (iii) your conviction of, or your entering of a plea of guilty or nolo contendere to, a felony charge or a crime involving moral turpitude, (iv) your engaging in fraudulent activity (whether or not prosecuted), (v) any misconduct by you that has caused or is reasonably likely to cause a material financial loss to the Company, (vi) a material violation of any provision of any agreement between you and the Company or an affiliate or any other agreement or code to which you are subject, including this Agreement and the Company’s Code of Business Conduct, (vii) your receipt of any kickback, side payment, or rebate of any fee or expense paid by the Company or from any customer, vendor, or supplier of the Company, (viii) the use of illegal drugs, the persistent excessive use of alcohol, or engaging in any other activity that materially impairs your ability to perform your duties or results in conduct bringing the Company or any affiliate into substantial public disgrace or disrepute, (ix) your excessive absenteeism (other than any absenteeism related to a Disability), or (x) any act of gross negligence or any dishonesty (including misreporting of financial information) by you to the Company or an affiliate.  Determination as to whether or not Cause exists for termination of your service relationship with the Company or any of its Subsidiaries will be made in good faith by the Board.

(c) Effect of Individual Agreement.  Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment, severance or change in control agreement entered into by and between you and the Company or its Subsidiaries or other affiliates, the terms of the employment, severance or change in control agreement shall control.

7. Leave of Absence.  With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company.

8. Delivery of Stock.  Promptly following the expiration of the restrictions on the Award as contemplated in Section 5 or 6 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of shares of Restricted Stock as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 9.  The value of such Restricted Stock shall not bear any interest owing to the passage of time.

9. Payment of Taxes.  The Company may require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award.  With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes, which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c).  If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes.  The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a), (b), or (d).  In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

10. Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock (including Restricted Stock) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, Stock will not be issued hereunder unless  a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Legends.  The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 or 10 of this Agreement or the provisions of the Plan on all certificates representing shares issued with respect to this Award.

12. Right of the Company and Subsidiaries to Terminate Services.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interferes in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

13. Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

14. Remedies.  The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

15. No Liability for Good Faith Determinations.  The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to the Plan, this Agreement or the Restricted Stock granted hereunder.

16. Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder.  The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Company Records.  Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Notice.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.

20. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
21. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

22. Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
24. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

25. Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the laws of the state of the Company’s incorporation,  without giving any effect to any conflict of law provisions thereof, except to the extent that state’s law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

26. Amendment.  This Agreement may be amended the Board or by the Committee at any time (a) without your consent, so long as the amendment does not materially and adversely affects your rights under the Award, or (b) with your consent.  For purposes of clarity, any adjustment made to the Award pursuant to Section 9 of the Plan will be deemed not to materially and adversely affect your rights under this Award.

27. Clawback. This Agreement is subject to any written clawback policies of the Company, whether in effect on the Date of Grant or adopted, with the approval of the board of directors of the Company, following the Date of Grant. Any such policy may subject the Award and amounts paid or realized with respect to the Award to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Award.

28. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

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